UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

 (502) 891-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Almost Family, Inc. (the “Company”) held on May 7, 2012, the stockholders elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified.  Stockholders also (i) ratified the appointment of independent auditors, Ernst & Young LLP, for the year ended December 31, 2012, and (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

The following table shows the final voting results for the Annual Meeting of Stockholders:

Proposals and Vote Tabulations

Proposal 1: Election of Directors to hold office for a one-year term expiring at the annual meeting in 2012:

Director	Votes Received	Votes Withheld

William B. Yarmuth	5,207,143	341,001
Steven B. Bing	5,113,364	434,780
Donald G. McClinton	5,116,490	431,654
Tyree G. Wilburn	5,117,027	431,117
Jonathan D. Goldberg	5,128,860	419,284
W. Earl Reed, III	5,123,389	424,755
Henry M. Altman, Jr.	5,126,273	421,871

There were 2,749,653 broker non-votes for each director nominee.

Proposal 2: The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

For:	8,152,610
Against:	133,953
Abstained:	11,234
Broker Non-Votes:	0

 Proposal 3: The advisory vote to approve executive compensation.

For:	5,319,897
Against:	162,899
Abstained:	65,348
Broker Non-Votes:	2,749,653

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALMOST FAMILY, INC.

Date: May 11, 2012	By:	/s/ C. Steven Guenthner
C. Steven Guenthner
Sr. VP & Chief Financial Officer